Exhibit 10.1

DUSKA THERAPEUTICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of December 8, 2006 by and among Duska Therapeutics, Inc., a Nevada corporation (the “Company”), and Manuel Graiwer, herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

ISSUANCE OF NOTES AND WARRANTS

1.1 Issuance of Notes. Subject to the terms and conditions of this Agreement, at Closing (as defined below), the Company shall issue and sell to the Investor participating in such Closing a convertible promissory note (each such note, a “Note”) in the principal amount (the “Principal Amount”) equal to the amount set forth beneath the caption “Principal Amount” with respect to such Closing The Note shall be in the form of Exhibit B attached hereto. In payment for the Note and the related Warrant defined in Section 1.2), Investor shall pay to the Company an amount of cash in United States dollars equal to the Principal Amount (the “Purchase Price”). Upon payment of $0.02 per share (the “Conversion Price”), the Note shall be convertible into that number of shares of Common Stock of the Company calculated as follows:

Number of shares of Common Stock issuable upon exercise of the Warrant	=	(Principal Amount of the Note)/(0.02)

1.2 Issuance of Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to the Investor that has purchased a Note hereunder, with respect to each such Note, a warrant (the “Warrant”), in the form of Exhibit C attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted for stock splits, recapitalizations or other similar events) calculated as follows:

Number of shares of Common Stock issuable upon exercise of the Warrant	=	(Principal Amount of the Note)/ (0.04)

The Warrant shall, unless sooner terminated as provided therein, have a term of five (5) years from the date of issuance. The exercise price for each share of Common Stock covered by the Warrant shall be the Stock Purchase Price (as defined below) (subject to adjustment as set forth in the Warrant).

1.3 Stock Purchase Price. For purposes of this Agreement, “Stock Purchase Price” shall mean $0.02 for the shares issued upon conversion and $0.04 per share for the Common Stock issued pursuant to the exercise of the warrants.

SECTION 2

CLOSINGS

2.1 Initial Closing. The initial closing of the purchase and sale of Note and Warrants hereunder (the “Closing”) shall be held at the offices of Duska Therapeutics, Inc., Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004 on the date of this Agreement, or at such other place and date as is mutually agreeable to the Company and the Investor.

2.2 Subsequent Closings. Subsequent to the Closing and subject to the foregoing limitation, the Company may issue and sell additional Notes and Warrants to such additional investors as it shall select in its sole and absolute discretion. Any such additional Investors shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed an Investor hereunder.

2.3 Delivery. At the Closing (i) the Investor participating in said Closing shall deliver to the Company a check or wire transfer of immediately available United States funds in the amount of such Investor’ Purchase Price with respect to such Closing, and (ii) the Company shall execute and deliver to the Investor (A) a Note reflecting the name of the Investor, a principal amount equal to such Investor’s Principal Amount and the date of such Closing and (B) a Warrant reflecting the number of shares purchasable as set forth in Section 1.2 hereof and the Stock Purchase Price. Each such Note and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to the Investor.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Each Investor hereby represents, warrants and covenants to the Company as follows:

3.1 Organization; Valid Existence; Qualification. Investor is private citizen of the United States. Investor has all requisite corporate power and authority to own and operate his properties and assets and to carry on business as now conducted and as presently proposed to be conducted, and to execute and deliver this Agreement, to purchase the Note, the Warrants and the Common Stock issuable upon the conversion of the Note or the exercise of the Warrants (collectively, the “Securities”) hereunder and to carry out the provisions of this Agreement.

3.2 Authorization. Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Investor enforceable against it in accordance with its terms.

3.3 Purchase for Own Account. The Investor represents that he is acquiring the Securities solely for investment for such Investor’s own account not as a nominee or agent, and not with a view to the distribution, assignment or resale of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4 Disclosure of Information. The Investor has received or had public access to all the information it considers necessary or appropriate for deciding whether to acquire the Securities, including but not limited to all information concerning the Company made publicly available with the Securities and Exchange Commission (“SEC”). Such Investor further represents that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

3.5 Investment Experience. Such Investor represents that he is an Investor in securities of companies in private placement transactions of securities of companies in a similar stage of development or financial crisis and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities. Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.6 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Section 501 of Regulation D, as promulgated under the Securities Act of 1933, as Amended promulgated under the Securities Act of 1933, as amended.

3.7 Restrictions on Transfer. Such Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that he is familiar with Rule 144 promulgated under the Act “SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. In particular, such Investor is aware that the Securities may not be sold pursuant to SEC Rule 144 unless all of the conditions of that rule are met. Among the conditions for use of SEC Rule 144 may be the availability of current information to the public about the Company. Such Investor has no immediate need for liquidity in connection with this investment and does not anticipate that it will need to sell his, her or its Securities in the foreseeable future.

3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

(a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.9 Reliance Upon Investor’s Representations. Investor understands that the Securities have not been registered under the Act on the grounds that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Investor’s representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.

3.10 Legends.

It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE “STATE LAWS”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT UALIFICATION UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION THEREUNDER.”

(b) Any legend required by the Bylaws of the Company or applicable state securities laws.

3.11 Brokerage. There will be no brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Investor. Following each Closing, as applicable, Investor will timely file all documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended, in connection with the purchase of the Securities.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the State of Pennsylvania.

4.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or will be taken prior to the Closing. Each of this Agreement, the Notes and the Warrants constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act.

4.4 Valid Issuance Common Stock. The shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants, when issued, sold and delivered in accordance with the terms of the Notes and Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.

SECTION 5

CONDITIONS OF THE COMPANY’S OBLIGATIONS AT EACH CLOSING

The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Closing as specified below of each of the following conditions unless waived by the Company:

5.1 Payment of Purchase Price. The Investor shall have delivered payment of the Purchase Price of the Note and Warrants to be purchased by it at each Closing.

5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Warrants pursuant to this Agreement will be duly obtained and effective as of the applicable Closing.

5.3 Board of Director Approval. The Company’s Board of Directors shall have approved and authorized the execution and delivery of this Agreement and the Closing and sale of the Note and Warrants hereunder.

SECTION 6

RESTICTIONS ON TRADING AND DISCLOSURE OF CONFIDENTIAL INFORMATION

6.1 Nondisclosure Agreement. Any information the Company has delivered to the Investor that has not been previously filed with the SEC is confidential information (the “Confidential Information”). Each Investor acknowledges and agrees not to disclose or use such Confidential Information or otherwise trade in any securities of the Company, until such financial results have been publicly announced in a filing by the Company with the SEC.

6.2 No Short Sales. Each Investor agrees that it will not, directly or indirectly engage in any short selling of the Company’s Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC) or other hedging transactions which effect substantially the same result as a short sale of such shares, for a period from the date hereof until the Note issued to the Investor hereunder has been canceled or converted in full according to its terms.

SECTION 7

REGISTRATION RIGHTS

7.1 Registrable Securities. The term “Registrable Securities” means any shares of Common Stock issuable upon conversion of the Notes held by Investor or issuable upon exercise of the Warrants held by Investor or any Common Stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any shares shall cease to be Registrable Securities when they are (i) previously sold pursuant to a registered public offering; (ii) previously sold pursuant to an exemption from the registration requirements of the Act under which the transferee does not receive “restricted securities;” (iii) previously sold in a private transaction in which the registration rights granted under this Agreement are not assigned; or (iv) eligible for sale without registration by such Holder within any three (3) month period pursuant to SEC Rule 144.

7.2 Piggyback Registration.

(a) If (but without any obligation to do so) the Company proposes to register, at the request of other Company stockholders, for resale on Form SB-2 (or other applicable form for registration of securities for resale) any of its Common Stock within two (2) years of the date hereof, the Company shall, at such time, promptly give each person owning Registrable Securities (each a “Holder” hereunder) written notice of such registration. Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of the Company’s notice, the Company shall cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.2 if Form SB-2 (or any successor form to Form SB-2 regardless of its designation) is not available for such offering by the Holders.

(b) In connection with any offering involving an underwriting of securities, the Company shall not be required under this Section 7.2 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow. Each Holder hereby agrees that, during the period of duration, not to exceed one hundred eighty (180) days, specified by the Company and the managing underwriter of a firm commitment public offering of the Company’s Common Stock registered under the Act (a “Public Offering”), it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to Investor who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in the registration.

SECTION 8

MISCELLANEOUS

8.1 Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Pennsylvania to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the Commonwealth of Pennsylvania and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.6 by giving the other party written notice of the new address in the manner set forth above.

8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.9 Publicity. Neither party shall make any press release, statement to the press, the public or other announcement concerning this Agreement nor the transactions contemplated hereby prior to publicly announcing this transaction in a filing by the Company with the SEC. After the Company has disclosed this transaction in a filing with the SEC, each party shall cooperate with the other party in making any press release, statement to the press, the public or other announcement concerning this Agreement or the transactions contemplated hereby.

8.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

DUSKA THERAPEUTICS, INC.

By:
Amir Pelleg, Ph.D., President and Chief Operating Officer

Address:	Two Bala Plaza, Suite 300
Bala Cynwyd, PA 19004

Facsimile: 610-660-0966

Telephone: 610-660-6690

INVESTOR:

By:	Manuel Graiwer,Esq.

Facsimile: (213) 383-1078

Telephone: (213) 380-7500

EXHIBIT B

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) ORANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE “STATE LAWS”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION UNDER THE ACT OR AN EXEMPTION TION OR QUALIFICATION THEREUNDER.

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED DECEMBER 8, 2006, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

CONVERTIBLE PROMISSORY NOTE

US$50,000	December 8, 2006
Bala Cynwyd, Pennsylvania

FOR VALUE RECEIVED, Duska Therapeutics, Inc., a Nevada corporation (the “Company”), promises to pay to the order of Manual Graiwer, or his permitted assigns (“Holder”), the principal sum of Twenty Five Thousand United States dollars (US$50,000) with interest on the outstanding principal amount at the rate of seven percent (7%) per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) or, if less, at the highest rate of interest then permitted under applicable law. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid or converted in accordance with the provisions hereof. In the event that any interest is paid on this Convertible Promissory Note (this “Note”) which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

1. Definitions. For purposes of this Note, the following terms shall have the following meanings:

“Conversion Price” shall mean (i) US$0.02 per share of the Common Stock of the Company or (ii) after an Event of Default has occurred, US$0.02 per share of the Common Stock

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of the Company (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Qualified Financing” shall mean the closing of a private offering by the Company of shares of its equity stock to an investor in one transaction for aggregate cash proceeds to the Company of Fifty Thousand dollars (US$500,000).

2. Note and Warrant Purchase Agreement. This Note is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of December 8, 2006, by and among the Company and the Investor. This Note shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby.

3. Maturity. Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall become fully due and payable on the earlier of (i) the one (1) year anniversary of the date hereof, (ii) the acceleration of the maturity of this Note by the Holder upon the occurrence of an Event of Default or (iii) in the event that the Company, at any time after the date of issuance of this Note, shall effect a Qualified Financing, then, upon twenty (20) calendar days’ written notice from Holder to the Company (such earlier date, the “Maturity Date”).

4. Payments.

(a) Form of Payment. All payments of interest and principal (other than payment by way of conversion) shall be in lawful money of the United States of America to Holder, at the address specified in the Agreement, or at such other address as may be specified from time to time by Holder in a written notice delivered to the Company. All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Repayment. The Company may prepay any amounts owing under this Note in whole or in part, without the consent of the Holder, provided that (i) any such prepayment must be preceded by at least twenty (20) calendar days’ prior written notice from the Company to Holder, (ii) the fair market value of a share of the Common Stock equals or exceeds five hundred percent (500%) of the Conversion Price as determined on the date of the written notice and (iii) any such prepayment must be accompanied by the accrued and unpaid interest on the principal being prepaid through the date of prepayment

(c) Conversion or Repayment Upon Maturity. In the event that any indebtedness under this Note remains outstanding on the Maturity Date, then all outstanding principal and unpaid accrued

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interest under this Note shall either (i) become immediately due and payable on such date, or (ii) at the option of Holder, convert on such date into shares of Common Stock at the Conversion Price.

5. Conversion or Repayment Upon Acquisition. In the event that the Company sells, conveys or otherwise disposes of all or substantially all of its assets or is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity (an “Acquisition”), then all outstanding principal and unpaid accrued interest under this Note shall either (a) become immediately due and payable upon the closing of the Acquisition, or (b) at the option of Holder, immediately prior to the closing of the Acquisition, convert into shares of Common Stock of the Company at the Conversion Price.

6. Conversion Upon Notice.

(a) Individual Holder Conversion. The note or any part thereof can be converter on a basis of twenty shares of restricted common stock for each dollar converted.

(i) Holder shall have the right to convert all or any portion of the outstanding principal and unpaid accrued interest owing under this Note into shares of Common Stock at the Conversion Price upon surrender to the Company of this Note at the principal office of the Company accompanied by a written conversion request notice at least twenty (20) days prior to the date of requested conversion.

(ii) During the twenty (20) day prepayment notice period described in Section 4, Holder shall have the right to convert all or any portion of the indebtedness owing under this Note into shares of Common Stock at the Conversion Price upon surrender to the Company of this Note at the principal office of the Company accompanied by a written conversion request notice.

(b) Effectiveness of Conversion. Any conversion pursuant to this Section 6 shall be deemed to have been effected as of the close of business on the date on which this Note is surrendered at the principal office of the Company pursuant to Section 6(a)(ii), together with a written conversion request notice. At such time as such conversion has been effected, the rights of Holder under this Note, to the extent of the conversion, shall cease, and Holder shall thereafter be deemed to have become the holder of record of the shares of capital stock issuable upon such conversion.

(c) Issuance of Certificates. As soon as is reasonably practicable after a conversion has been effected, the Company shall deliver to Holder a certificate or certificates representing the number of shares of capital stock (excluding any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as Holder has specified.

(d) No Fractional Shares. If any fractional share of capital stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of

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delivering such fractional share, shall pay an amount equal to the value of such fractional share, as determined by the per share conversion price used to effect such conversion.

(e) Issuance Costs. The issuance of certificates for shares of capital stock issuable upon conversion of this Note shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares of capital stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the capital stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(f) Compliance with Laws and Regulations. The Company shall take all such actions as may be necessary to assure that all shares of capital stock issued upon conversion may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which such shares of capital stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

7.0 Events of Default.

(a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and any such amount shall remain unpaid for a period of ten (10) days after Holder has provided notice to the Company of such failure to make timely payment;

(ii) default shall occur in the observance or performance of any other covenant, obligation or agreement of the Company under this Note or the Agreement, which shall remain uncured for a period of twenty (20) days after Holder has provided notice to the Company of such default; or

(iii) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) be adjudicated as bankrupt or insolvent, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

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(b) Consequences of Events of Default.

(i) If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable without any action on the part of Holder. The Company agrees to pay Holder all reasonable out-of-pocket costs and expenses incurred by Holder in any effort to collect indebtedness under this Note, including reasonable attorney fees, and to pay interest at the highest rate permitted by applicable law on such costs and expenses to the extent not paid when demanded.

(ii) Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

12. Lost, Stolen, Destroyed or Mutilated Notes. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Note.

11. Governing Law. This Note is to be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Pennsylvania to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Note shall be resolved exclusively by the state and federal courts located in the Commonwealth of Pennsylvania, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

12. Amendment. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of this Note. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder of this Note.

13. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 8.6 of the Agreement.

14. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

DUSKA THERAPEUTICS, INC.

By:
Amir Pelleg, Ph.D., President and Chief Operating Officer

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EXHIBIT C

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS (THE “STATE LAWS”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION OR QUALIFICATION THEREUNDER.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED DECEMBER 8, 2006, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

Dated: December 8, 2006

WARRANT TO PURCHASE

COMMON STOCK OF

DUSKA THERAPEUTICS, INC.

This certifies that Manual Graiwer, or assigns (collectively, the “Holder”), for value received, is entitled to purchase, at the Stock Purchase Price (as defined below), from Duska Therapeutics, Inc., a Nevada corporation (the “Company”), up to One Million Two Hundred Fifty Thousand fully paid and nonassessable shares (each a “Warrant Share,” and collectively the “Warrant Shares”) of the common of the Company, par value $0.001 per share (“Common Stock”).

This Warrant is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of December 8, 2006, by and among the Company and the investor.

Unless sooner terminated earlier as provided herein, this Warrant shall be exercisable at any time up to and including 5:00 p.m. (Pacific Time) on the five (5) year anniversary of the date hereof (the “Expiration Date”), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (i) the Form of Subscription attached hereto duly completed and executed, (ii) payment pursuant to Section 2 of this Warrant of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, and (iii) any documents reasonably requested by the Company to be executed by the Holder, including without limitation a stock purchase agreement. The Stock Purchase Price and

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the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

For purposes of this Warrant, the term “Stock Purchase Price” shall mean US$0.04 per Warrant Share.

1. Exercise; Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time from or after issuance up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an Acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.

2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder shall be paid by cash or wire transfer of immediately available United States funds.

3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Stock Purchase Price and Number of Shares. The number of shares of Common Stock purchasable upon exercise of this Warrant and the Stock Purchase Price shall be subject to adjustment from time to time as follows:

4.2 Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock by split-up or otherwise, or combine or issue additional shares thereof, or issue Common Stock as a dividend with respect to any shares thereof, the number of shares of Common Stock issuable on the exercise

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of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Stock Purchase Price payable per share, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 4.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

4.3 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 4.1 above or Section 5 below) then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change.

4.4 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Warrant.

4.5 Other Notices. If at any time:

(1) the Company shall declare any cash dividend upon its Common Stock;

(2) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other business entity; or

(3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company (each of item (1) through (3) of this subsection shall be, for purposes of this Warrant, a “Corporate Transaction”);

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least twenty (20) days prior

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written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Corporate Transaction.

5. Termination Upon a Corporate Transaction. Effective upon the consummation of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which stockholders of the Company prior to such transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity, this Warrant shall automatically terminate.

6. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

7. Warrants Transferable. Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in the Agreement, under which this Warrant was issued, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with the provisions of the Agreement.

8. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

9. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of this Warrant. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder of this Warrant.

10. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be made in accordance with Section 8.6 of the Agreement.

11. Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or

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interpreting this Warrant. This Warrant is to be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Pennsylvania to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the Commonwealth of Pennsylvania, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the date first above written.

DUSKA THERAPEUTICS, INC.

By:
Amir Pelleg, Ph.D., President and Chief Operating Officer

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To:

The undersigned, the holder of a right to purchase shares of Common Stock of Duska Therapeutics, Inc. (the “Company”) pursuant to that certain Warrant to Purchase Common Stock of the Company (the “Warrant”), dated as of the 8th day of December, 2006, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                          (            ) shares of Common Stock of the Company and herewith makes payment of                                          Dollars (US$             ) therefore by wire transfer of immediately available United States funds.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Note and Warrant Purchase Agreement, dated as of the 8th day of December, 2006, by and among the Company and the investor.

DATED: December 8, 2006

By:
Name:
Its: